As filed with the Securities and Exchange Commission on August 10, 2004
                           Registration No. 333-97343
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        Post effective Amendment Number 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    CONTINENTAL BEVERAGE AND NUTRITION, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                                 90-0143954
(State or other jurisdiction                                  (I.R.S. employer
of incorporation or organization)                            identification no.)

                  100 Quentin Roosevelt Boulevard - Suite 404
                           Garden City, New York 11530
              (Address of principal executive offices) (Zip Code)


           Consulting Agreement between the Registrant and Hiu F. Wong Consulting Agreement between the Registrant and Chi Ming Yu
     Consulting Agreement between the Registrant and Ad-Mini-Stra Co., Inc.
                            (Full title of the plans)

                          Mr. David Sackler, President
                   100 Quentin Roosevelt Boulevard - Suite 404
                           Garden City, New York 11530
                     (Name and address of agent for service)

                                 (516) 222-0100
           Telephone number, including area code, of agent for service

                                    Copy to:
                             Frank J. Hariton, Esq.
                              1065 Dobbs Ferry Road
                          White Plains, New York 10607
                                 (914) 674-4373


                                EXPLANATORY NOTE

This post effective amendment number 1 to registration statement on Form S-8 number 333-97343 is being filed by Continental Beverage and Nutrition, Inc., the survivor of a merger with Adirondack Pure Springs Mountain Water Co., Inc., the registrant solely to remove from registration 580,000 shares subject to a consulting agreement between the registrant and Chi Ming Yu as such consulting agreement has been terminated prior to the issuance of such shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post effective amendment number one to registration statement number 333-97343 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Garden City, New York, on the 10th day of August, 2004.

                                      CONTINENTAL BEVERAGE AND NUTRITION, INC.


                                      By:           /s/ David Sackler
                                                    David Sackler, President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                               Director, Chief Executive Officer and President
                              (Principal Executive, Accounting,
                               and Financial Officer)

/s/ David Sackler                                      August 10,2004
David  Sackler

/s/ Nick Namit  by David Sackler,
 attorney in fact              Director                August 10, 2004
 Nick Namit